Exhibit 4.25

dwf

MINUTE OF EXTENSION, VARIATION AND GRANT OF LEASE

between

THE TRUSTEES FOR THE ASHTENNE INDUSTRIAL FUND LIMITED PARTNERSHIP

and

LUMIRADX UK LIMITED

Subjects: Unit 3A Dumyat Business Park, Alloa

DWF LLP

No. 2 Lochrin Square 96 Fountainbridge Edinburgh EH3 9QA

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CONTENTS

1.
Definitions 1
2.
Extension and Variation of Lease Terms 2
3.
Terms of Lease 2
4.
Costs 2
5.
Counterpart 3
6.
Exclusion of Third Party Rights 3
7.
Consent to Registration 4

THE SCHEDULE 7

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THIS MINUTE OF EXTENSION, VARIATION AND GRANT OF LEASE IS BETWEEN

(1)
ASHTENNE INDUSTRIAL FUND NOMINEE NO.1 LIMITED, incorporated under the Companies Acts (registered number 4222564) and having its registered office at 1 Bartholomew Lane, London, United Kingdom, EC2N 2AX and ASHTENNE INDSUTRIAL FUND NOMINEE NO.2 LIMITED, incorporated under the Companies Acts (registered number 4222573) and having its registered office at 1 Bartholomew Lane, London, United Kingdom, EC2N 2AX as trustees for THE ASHTENNE INDUSTRIAL FUND LIMITED PARTNERSHIP,

a limited partnership registered under the Limited Partnerships Act 1907 (registered number LP007663) and having its principal place of business at 1 Bartholomew Lane, London, United Kingdom, EC2N 2AX and its successors and assignees (the "Landlord"); and

(2)
LUMIRADX UK LIMITED, a company incorporated under the Companies Acts (company number 09206123) having their registered office at 3 More London Riverside, London SE1 2AQ and (in substitution) its successors and permitted assignees (the "Tenant").

WHEREAS

(A)
The Landlord and the Tenant are respectively in right of the landlord's and tenant's parts of the Lease (as hereinafter defined).
(B)
The Parties have agreed to the extension and variation of the Lease, together with the grant of a lease of new premises by variation of the existing Lease, as described herein.

IT IS CONTRACTED and AGREED between the Parties as follows:

1.
Definitions

In this deed:

"Effective Date"	29 April 2022;
"Extended Period"	the period from 3 May 2022 to and including 24 October 2032;
"Existing Fit-out (Tenant Responsibility)"

any previous tenant's fit-out remaining on the New Premises following the Effective Date (including but without prejudice to the foregoing generality the previous tenant's fit-out within the areas bounded in red on the Specification) but excluding any previous tenant's fit-out within the areas bounded in yellow on the Specification;

"Lease"	the lease between the Landlord and Alere Technologies Limited dated 27 January 2011 and registered in the Books of Council and Session on 7 February 2011 as subsequently varied and amended;
"Original Lease Expiry Date"	24 October 2030;
"Parties"	the Landlord and the Tenant;
"2019 Minute of Variation"	Means the minute of variation of the lease between the Landlord and the Tenant registered in the Books of Council and Session on 29 October 2019
"New Premises"	ALL and WHOLE the industrial unit known as and forming Unit 3B Dumyat Business Park, Alloa, being the subjects shown outlined in green on the Plan;
"Original Premises"	ALL and WHOLE the industrial unit known as and forming Unit 3A Dumyat Business Park, Alloa, being the subjects more particularly described in Lease which subjects are shown outlined blue on the

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Plan, which subjects form part and portion of the subjects registered in the Land Register of Scotland under title number CLK13094;
"Plan"	means the plan annexed and executed as relative to this deed;
"Premises"	ALL and WHOLE the Original Premises and the New Premises;
"Rent"	the rent payable in terms of the Lease, as hereby varied and/or amended;
"Rent Review Date"	3 May 2027;
"Schedule"	The schedule annexed and executed as relative hereto;
"Specification"	The drawing marked 'Specification' annexed and executed as relative to this deed.

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2.
Extension and Variation of Lease Terms

With effect from the Effective Date, notwithstanding the date or dates hereof, the Lease will be extended and varied in accordance with the provisions of the Schedule.

3.
Terms of Lease

Except as hereby expressly amended the Parties hereto confirm the whole terms and conditions of the Lease.

4.
Costs

4.1
Each of the Parties will bear their own costs and expenses incurred in connection with this Minute of Extension, Variation and Grant of Lease.
4.2
The Tenant will be responsible for any Land and Buildings Transaction Tax chargeable in respect of this Minute of Extension, Variation and Grant of Lease.
4.3
The Tenant will pay within five working days after written demand the costs of registering this Minute of Extension, Variation and Grant of Lease in the Land

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Register of Scotland and in the Books of Council and Session and obtaining three extracts (one for the Tenant and two for the Landlord).

5.
Counterpart

5.1
This Minute of Extension, Variation and Grant of Lease may be executed in any number of counterparts and by each of the Parties on separate counterparts.
5.2
Where executed in counterpart:

5.2.1
each counterpart will be held as undelivered until the Parties agree a date on which the counterparts are to be treated as delivered; and
5.2.2
the date of delivery may be inserted on the first page of this Minute of Extension, Variation and Grant of Lease in the blank provided.
6.
Exclusion of Third Party Rights

This Minute of Extension, Variation and Grant of Lease does not create any rights in favour of third parties under the Contract (Third Party Rights) (Scotland) Act 2017 to enforce or otherwise invoke any provision of this Agreement.

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7.
Consent to Registration

The Parties consent to the registration of this Minute of Extension, Variation and Grant of Lease for preservation and execution:

IN WITNESS WHEREOF these presents consisting of this and the three preceding pages together with the Schedule annexed hereto are executed in counterpart as follows:

SUBSCRIBED for and on behalf of the said ASHTENNE INDUSTRIAL FUND NOMINEE N0.1 LIMITED by

.......................................................................(print full name)

Signature:

Director/ Authorised Signatory

at............................ (place of signing)

on ............................ (date of signing)

in the presence of this witness:

Witness Signature:

Full Name:

Address:

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SUBSCRIBED for and on behalf of the said ASHTENNE INDUSTRIAL FUND NOMINEE N0.2 LIMITED by

.......................................................................(print full name)

Signature:

Director/ Authorised Signatory

at............................ (place of signing)

on ............................ (date of signing)

in the presence of this witness:

Witness Signature:

Full Name:

Address:

SUBSCRIBED for and on behalf of the said LUMIRADX UK LIMITED by

Signature: /s/ P. Welch

in the presence of this witness:

Witness Signature:

Full Name:

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING MINUTE OF EXTENSION, VARIATION AND GRANT OF LEASE BETWEEN (1) ASHTENNE INDUSTRIAL FUND NOMINEE NO.1 LIMITED AND ASHTENNE INDSUTRIAL FUND NOMINEE NO.2 LIMITED, TRUSTEES FOR THE ASHTENNE INDUSTRIAL FUND LIMITED PARTNERSHIP AND (2) LUMIRADX UK LIMITED

THE SCHEDULE

With effect from the Effective Date:

1.
Grant of Lease of New Premises

The subjects let under the Lease shall be varied such that, in addition to the Original Premises, they include the New Premises and for this purpose the Landlord does HEREBY GRANT a lease of the New Premises on the terms and conditions contained in the Lease and this Minute of Extension, Variation and Grant of Lease and that for the Extended Period only (notwithstanding any provision hereof to the contrary); all to the effect that with effect from the Effective Date the subjects let under the Lease shall be the Premises.

2.
Extension of Lease period

The Lease shall not terminate at the Original Lease Expiry Date and is renewed and extended for the Extended Period on the terms and conditions contained in the Lease and this Minute of Extension, Variation and Grant of Lease.

3.
Rent

3.1

The Rent payable by the Tenant to the Landlord in respect of the period from 3 May 2022 until the Rent Review Date shall be ONE HUNDRED AND THIRTY FOUR THOUSAND POUNDS (£134,000) STERLING per annum exclusive of Value Added Tax payable thereon (and for the avoidance of any doubt exclusive of any service charge, insurance, business rates and other outgoings payable) from time to time and payable in the same manner in all respects as provided in the Lease (including without prejudice to the foregoing generality the obligation to pay interest in the event of late payment).

4.
Rent review

The Rent will be reviewed on the Rent Review Date in accordance with the terms of Clause 4 of the Minute of Variation and references to 25 October 2025 at clause 3.2 and 4.1 of the 2019 Minute of Variation shall be deleted and replaced with the Rent Review Date.

5.
Break Option

The words "25 October 2025" at line one of clause 2.2 of the 2019 Minute of Variation shall be deleted and replaced with "3 May 2027", to the effect that the Tenant shall not have a break option as at 25 October 2025 and shall instead have a break option as at 3 May 2027 only. The Tenant's break option as at 3 May 2027 shall be subject to payment by the Tenant to the Landlord of a break payment of TWENTY-THREE THOUSAND THREE HUNDRED AND THIRTY-THREE POUNDS AND FIFTY PENCE (£23,333.50) STERLING exclusive of VAT.

6.
Existing Fit-out Removal

Notwithstanding any provision of the Lease and this Minute of Extension, Variation and Grant of Lease to the contrary, the Existing Fit-out (Tenant Responsibility) shall be removed by the Tenant following reasonable request by the Landlord at the expiry or other termination of the Lease (as amended or varied from time to time including by this Minute of Extension, Variation and Grant of Lease) at the Tenant's sole expense.